Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and “Risk Factors” and to the use of our report dated May 4, 2018 (except for the second paragraph of Note 2, as to which the date is September 21, 2018), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-226976) and related Prospectus of Gritstone Oncology, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

September 21, 2018